FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at the Goldman Sachs Global Staples Forum

On May 16, 2023

BOCA RATON, FL, May 12, 2023/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced the company will present at the Goldman Sachs Global Staples Forum on Tuesday, May 16, 2023.

Celsius CEO, John Fieldly, will be hosted by Goldman Sachs’ beverage analyst Bonnie Herzog, for a fireside chat presentation at 11:00 a.m. ET, which will be webcast live.

Media and investors may access the live webcast at:

https://event.webcasts.com/starthere.jsp?ei=1612574&tp_key=626369c0c6&tp_special=8

The updated investor presentation incorporating Q1 2023 results, can be found at:

https://www.celsiusholdingsinc.com/investor-presentation

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:
Cameron Donahue
(651) 707-3532
investorrelations@celsius.com